Exhibit 99.2

News Release

FMC Technologies Inc
1803 Gears Road
Houston, TX 77067

For Release: Immediate

Investors	Rob Cherry (281) 591-4560
Media	Ellen Bates (281) 445-6559

FMC Technologies to Present at the
2007 FBR Capital Markets Investor Conference

HOUSTON, November 9, 2007 – FMC Technologies, Inc. (NYSE: FTI) announced today that Peter D. Kinnear, President and Chief Executive Officer, will address attendees at the following event:

Analyst Conference: 2007 FBR Capital Markets Investor Conference

The Grand Hyatt New York

Park Avenue at Grand Central Station

New York, NY 10017

Wednesday, November 28 at 10:00 a.m. EST

Presentation: Live webcast and presentation slides will be available at the time of the event and can be accessed using the following URL: http://ir.fmctechnologies.com.

FMC Technologies, Inc. (NYSE:FTI) is a leading global provider of technology solutions for the energy industry and other industrial markets. The Company designs, manufactures and services technologically sophisticated systems and products such as subsea production and processing systems, surface wellhead systems, high pressure fluid control equipment, measurement solutions, and marine loading systems for the oil and gas industry. The Company also produces food processing equipment for the food industry and specialized equipment to service the aviation industry. Twice named as the Most Admired Oil and Gas, Equipment Service Company by FORTUNE magazine, FMC Technologies employs approximately 12,000 people and operates 33 manufacturing facilities in 19 countries. For more information please visit www.fmctechnologies.com.

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